As filed with the Securities and Exchange Commission on April 16, 2007
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Atlas Air Worldwide Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	4522	13-4146982
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

2000 Westchester Avenue
Purchase, New York 10577
(914) 701-8000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Adam R. Kokas, Esq.
Senior Vice President, General Counsel & Secretary
Atlas Air Worldwide Holdings, Inc.
2000 Westchester Avenue
Purchase, New York 10577
Telephone: (914) 701-8000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

David A. Fine, Esq.
Ropes & Gray LLP
One International Place
Boston, MA 02110-2624
Telephone: (617) 951 7473

Approximate date of commencement of proposed sale to the public:  From time to time after this Registration Statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☑

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Securities and Exchange Commission pursuant to Rule 462(e) under the Securities Act, check the following box:  ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box:  ☐

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum	Amount of
Title of Each Class of	Amount to	Offering Price	Aggregate Offering	Registration
Securities to be Registered	be Registered	Per Share(1)	Price(1)	Fee
Common stock, par value $0.01 per share	7,939,690	$55.89	$443,749,274.10	$13,623.10

(1)	Estimated solely for the purpose of determining the registration fee in accordance with Rule 457(c) under the Securities Act, based upon the average of the high and low price per share of the Registrant’s common stock as reported on The NASDAQ Global Select Market on April 11, 2007.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction in which the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED APRIL 16, 2007

PROSPECTUS

7,939,690 Shares

Common Stock

This prospectus relates to the offer and sale of up to 7,939,690 shares of the common stock of Atlas Air Worldwide Holdings, Inc. from time to time by the selling stockholders as described on page 3 of this prospectus. We will not receive any of the proceeds from the sale of shares being sold by the selling stockholders. The selling stockholders may offer the shares through public or private transactions at prevailing market prices or at privately negotiated prices, see the “Plan of Distribution” beginning on page 4 of this prospectus for more details. The selling shareholders may be deemed to be underwriters within the meaning of the Securities Act of 1933, as amended, or the “Securities Act.” See “Plan of Distribution” on page 4 of this prospectus for more details. We have agreed to pay certain expenses in connection with the registration of the shares and to indemnify the selling shareholders against certain liabilities.

The shares are quoted on The NASDAQ Global Select Market under the ticker symbol “AAWW.” On April 12, 2007, the last sale price of the shares as reported by The NASDAQ Global Select Market was $56.77.

Investing in our common stock involves risks that are described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2006, filed with the Securities and Exchange Commission, or the “SEC”, on March 15, 2007, and/or any risk factors set forth in our other filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the “Exchange Act”.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is [          ], 2007.

You should rely only on the information contained in or incorporated into this prospectus. We and the selling stockholders have not authorized anyone to provide you with different information. This prospectus may only be used where it is legal to sell these securities. You should not assume that the information contained in this prospectus or incorporated by reference into this prospectus is accurate as of any date other than the date on the front of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

SUMMARY

This summary highlights information contained elsewhere in this prospectus and the information incorporated herein by reference. Because this is only a summary, it does not contain all of the information that may be important to you. You should read the entire prospectus carefully and the information incorporated herein by reference, before deciding to invest in our common stock. In this prospectus, references to the “company,” “AAWW,” “we,” “us” and “our” are to Atlas Air Worldwide Holdings, Inc., a Delaware corporation, and its operating subsidiaries, unless the context requires otherwise.

Our Company

We are the leading provider of outsourced aircraft operations and related services, serving the global air freight industry by operating aircraft on behalf of the world’s major international airlines, freight forwarders and the U.S. Military, as well as for our own account. Our geographic operating regions include Asia, Europe, the Middle East, South America and the United States. We are the world’s largest operator of Boeing 747 freighter aircraft with an operating fleet totaling 37 aircraft at March 31, 2007 consisting of 17 Boeing 747 Classic freighters and 20 Boeing 747-400 aircraft. We will be adding to our operating fleet, having placed a firm order for 12 new Boeing 747-8 freighter aircraft in September 2006. All 12 aircraft are expected to be delivered in 2010 and 2011.

We create exceptional value by providing our customers a combination of highly reliable and proven aircraft, a large fleet and scale and scope of our network and operations. We provide flexibility to meet customer aircraft requirements, high-quality operations, and a track record for handling valuable cargo in a safe and timely manner.

Our principal business is aircraft operations outsourcing, with a focus in wide-body freighter operations. We operate aircraft on behalf of airlines, freight forwarders and the U.S. Military, as well as for our own account. Our primary services are:

•	Aircraft operations outsourcing, where we provide major airline customers around the world with aircraft, crew, maintenance, insurance and related operations through long-term contracts or “ACMI”;

•	Scheduled service air-cargo, where we provide freight forwarders and other shippers with scheduled airport-to-airport cargo services;

•	AMC charter, where we provide military air cargo services for the Air Mobility Command;

•	Commercial charters, where we provide all-inclusive cargo aircraft charters to brokers, freight forwarders, direct shippers and airlines; and

•	Dry leasing aircraft to aircraft operators with or without any other support services.

For additional information regarding our business, please see our Annual Report on Form 10-K for the year ended December 31, 2006 and our other filings with the SEC which are incorporated by reference into this prospectus. See, “Where You Can Find More Information” on page 7 of this prospectus.

Risks Related to Our Business

You should carefully consider the risks that are described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2006, filed with the SEC on March 15, 2007, and/or any risk factors set forth in our other filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act.

Company Information

We were incorporated in Delaware in 2000. Our principal executive offices are located at 2000 Westchester Avenue, Purchase, New York 10577, and our telephone number is (914) 701-8000.

Our website is www.atlasair.com. The information on our website is not a part of this prospectus.

Our airline subsidiaries, Atlas and Polar, hold various trademark registrations and have applications for additional registrations pending in several foreign jurisdictions. This prospectus and the documents incorporated herein by reference also include trademarks, trade names and service marks of other companies. Use or display by us of other parties’ trademarks, trade names or service marks is not intended to and does not imply a relationship with, or endorsement or sponsorship of us by, these other parties.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

We make forward-looking statements in, or in documents incorporated into, this prospectus that are subject to risks and uncertainties. These forward-looking statements include information about possible or assumed future results of our business, financial condition, liquidity, results of operations, plans and objectives. In some cases, you may identify forward-looking statements by words such as “may,” “should,” “plan,” “intend,” “potential,” “continue,” “believe,” “expect,” “predict,” “anticipate,” “estimate,” the negative of these words or other comparable words. These statements are only predictions. You should not place undue reliance on these forward-looking statements. Statements regarding the following subjects are forward-looking by their nature:

•	our business strategy;

•	our future operating results;

•	our ability to obtain external financing;

•	our understanding of our competition;

•	industry and market trends;

•	future capital expenditures;

•	the impact of technology on our products, operations and business; and

•	the details of our transaction with DHL which have not yet been settled.

The forward-looking statements are based on our beliefs, assumptions and expectations of our future performance, taking into account information available to us as of March 31, 2007. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to us. Neither we nor any other person assumes responsibility for the accuracy or completeness of these statements. We will update this prospectus only to the extent required under applicable securities laws. If a change occurs, our business, financial condition, liquidity and results of operations may vary materially from those expressed in our forward-looking statements.

The forward-looking statements in this prospectus or incorporated into this prospectus by reference are not representations or guarantees of future performance and involve certain risks, uncertainties and assumptions. Such risks, uncertainties and assumptions include, but are not limited to, any risk factors set forth in our other filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act. Many of such factors are beyond our control and are difficult to predict. As a result, our future actions, financial position, results of operations and the market price for shares of our common stock could differ materially from those expressed in any forward-looking statements made by us. Readers are therefore cautioned not to place undue reliance on forward-looking statements.

We also do not intend to publicly update any forward-looking statements that may be made from time to time by us or on our behalf, whether as a result of new information, future events or otherwise.

USE OF PROCEEDS

All net proceeds from the sale of the shares of common stock will go to the selling stockholders.

We will not receive any proceeds from the sale of shares by the selling stockholders. We are registering the shares for resale to provide the selling stockholders with freely tradable securities, but the registration of such shares does not necessarily mean that any of such shares will be offered or sold by the selling stockholders.

SELLING STOCKHOLDERS

The following table sets forth information regarding the selling stockholders’ beneficial ownership of our common stock as of March 12, 2007, the most recent date on which the selling stockholders filed an amendment to their Schedule 13D with the SEC. Neither the selling stockholders nor any of their affiliates has held a position or office, or had any other material relationship, with us in the last three years.

	Number of	Percentage of
	Shares	Outstanding
	Beneficially	Shares		Shares	Percentage of
	Owned	Beneficially	Shares to be	Beneficially	Outstanding
Name & Address Selling	Before	Owned Before	Sold in the	Owned After	Shares Owned
Stockholders	Offering	Offering	Offering	Offering	After Offering

HMC Atlas Air, L.L.C.(1)	7,294,776	34.4%	7,294,776	0	0
Harbinger Capital Partners Special Situations Fund, L.P.(2)	644,914	3.0%	644,914	0	0

(1)	The securities owned by HMC Atlas Air, L.L.C., which we refer to as HMC Atlas Air, may also be deemed to be beneficially owned by Harbinger Capital Partners Offshore Manager, L.L.C. , the class A shareholder of HMC Atlas Air, HMC Investors, L.L.C., its managing member, which we refer to as HMC Investors, Harbert Management Corporation, which we refer to as HMC, the managing member of HMC Investors, L.L.C., Philip Falcone, a shareholder of HMC and the portfolio manager of HMC Atlas Air, Raymond J. Harbert, a shareholder of HMC, and Michael D. Luce, a shareholder of HMC. Each such person disclaims beneficial ownership of the reported securities except to the extent of his or its pecuniary interest therein, and this report shall not be deemed an admission that such person is the beneficial owner of the securities for purposes of Section 13 or 16 of the Securities Exchange Act of 1934, as amended, or for any other purpose. The persons above may also be deemed to be affiliated with HMC Investments, Inc., a registered broker-dealer.

(2)	The securities owned by Harbinger Capital Partners Special Situations Fund, L.P., which we refer to as Special Situations Fund, may also be deemed to be beneficially owned by Harbinger Capital Partners Special Situations GP, LLC, which we refer to as HCPSS, HMC-New-York, Inc., which we refer to as HMCNY, HMC, Philip Falcone, Raymond J. Harbert, and Michael D. Luce. HCPSS is the general partner of the Special Situations Fund, L.P. HMCNY is the managing member of HCPSS. HMC wholly owns HMCNY. Phillip Falcone is the portfolio manager of Special Situations Fund and is a shareholder of HMC. Raymond J. Harbert, and Michael D. Luce are shareholders of HMC. Each such person disclaims beneficial ownership of the reported securities except to the extent of his or its pecuniary interest therein, and this report shall not be deemed an admission that such person is the beneficial owner of the securities for purposes of Section 13 or 16 of the Securities Exchange Act of 1934, as amended, or for any other purpose. The persons above may also be deemed to be affiliated with HMC Investments, Inc., a registered broker-dealer.

On February 13, 2007, we entered into a registration rights agreement with our largest stockholder, HMC Atlas Air and its affiliate Harbinger Capital Partners Special Situations Fund, L.P. (together, the “Harbinger Entities”) as required by our Plan of Reorganization. As of March 12, 2007, the Harbinger Entities beneficially owned 7,939,690 shares (or approximately 37.4%) of our common stock, all of which are covered by the registration rights agreement.

Under the registration rights agreement, which was amended on March 12, 2007, we have agreed to file with the SEC, on the earlier of the date on which we become S-3 eligible or April 18, 2007, a shelf registration statement, registering the resale of shares of our common stock that are covered by the agreement and naming the Harbinger Entities as the selling security holders. In addition, at any time after we become eligible to file a registration statement on Form S-3, HMC Atlas Air will have the right to request that we file with the SEC up to two additional registration statements, registering the resale of registrable shares by the Harbinger Entities, subject to certain limitations, including certain “black-out” rights. We also granted the Harbinger Entities piggyback registration rights with respect to registration statements filed by us for public offerings. The Harbinger Entities have agreed to enter into customary lock-up agreements that may be requested by an underwriter in connection with any offerings of common stock by us.

We have agreed to pay for certain registration expenses incurred in connection with any registration statement filed in accordance with the terms of the registration rights agreement and to reimburse the Harbinger Entities for certain legal expenses. The Harbinger Entities may transfer their rights under the agreement to certain persons that acquire at least 5% of our issued and outstanding common stock, provided that HMC Atlas Air will retain the right (i) to request that we file a registration statement with the SEC and (ii) to amend, terminate or waive any term set forth in the agreement.

PLAN OF DISTRIBUTION

The common stock offered by this prospectus may be sold or distributed from time to time by the selling stockholders directly to one or more purchasers or through brokers, dealers, or underwriters who may receive compensation in the form of discounts, concessions or commissions from the selling stockholders or the purchaser of the common stock, which discounts, concessions or commissions as to particular underwriters, brokers or agents may be in excess of those customary in the type of transactions involved.

The selling stockholders and any such broker-dealers or agents who participate in the distribution of the common stock may be deemed to be “underwriters.” As a result, any profits on the sale of the common stock by selling stockholders and any discounts, commissions or concessions received by any such broker-dealers or agents might be deemed to be underwriting discounts and commissions under the Securities Act. If the selling stockholders were deemed to be underwriters, the selling stockholders may be subject to certain statutory liabilities as underwriters under the Securities Act.

If the common stock is sold through underwriters or broker-dealers, the selling stockholders will be responsible for underwriting discounts or commissions or agent’s commissions.

The sale of the common stock offered by this prospectus may be effected in one or more transactions at:

•	fixed prices;

•	prevailing market prices at the time of sale;

•	prices related to prevailing market prices;

•	varying prices determined at the time of sale; or

•	negotiated prices.

The sale of the common stock offered by this prospectus may be effected in one or more of the following methods:

•	on any national securities exchange or quotation service on which the common stock may be listed or quoted at the time of the sale, including The NASDAQ Global Select Market;

•	transactions involving cross or block trades;

•	in the over-the counter market;

•	through the distribution by any selling stockholder to its partners, members or shareholders;

•	in other ways not involving market makers or established trading markets, including direct sales to purchasers or sales effected through agents;

•	in privately negotiated transactions; or

•	any combination of the foregoing.

In connection with the sales of the common stock or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers. These broker-dealers may in turn engage in short sales of the common stock in the course of hedging their positions. The selling stockholders may also sell the common stock short and deliver the common stock to close out short positions, or loan or pledge the common stock to broker-dealers that in turn may sell the common stock.

In order to comply with the securities laws of certain states, if applicable, the shares may be sold only through registered or licensed brokers or dealers. In addition, in certain states, the shares may not be sold unless they have been registered or qualified for sale in the state or an exemption from the registration or qualification requirement is available and complied with.

We know of no existing arrangements between any selling stockholder, any other stockholder, broker, dealer, underwriter, or agent relating to the sale or distribution of the shares offered by this prospectus. To our knowledge, there are currently no plans, arrangements or understandings between any selling stockholders and any underwriter, broker-dealer or agent regarding the sale of the common stock by the selling stockholders. Selling stockholders may not sell any or all of the common stock offered by them pursuant to this prospectus. In addition, we cannot assure you that any such selling stockholders will not transfer, devise or gift the common stock by other means not described in this prospectus. There can be no assurance that any selling stockholders will sell any or all of the common stock pursuant to this prospectus. In addition, any common stock covered by this prospectus that qualifies for sale pursuant to Rule 144 of the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

We will pay all of the expenses incident to the registration, offering, and sale of the shares to the public, other than commissions or discounts of underwriters, broker-dealers, or agents. We have also agreed to indemnify the selling stockholder and related persons against specified liabilities, including liabilities under the Securities Act.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons, we have been advised that in the opinion of the SEC this indemnification is against public policy as expressed in the Securities Act and is therefore, unenforceable.

We have advised each of the selling stockholders that while it is engaged in a distribution of the shares included in this prospectus it is required to comply with Regulation M promulgated under the Exchange Act. With certain exceptions, Regulation M precludes the selling stockholder, any affiliated purchasers, and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the shares offered hereby this prospectus.

This offering will terminate on the date that all shares offered by this prospectus have been sold by the selling stockholders.

LEGAL MATTERS

The legality of our common stock offered hereby will be passed upon for us by Ropes & Gray LLP, Boston, Massachusetts.

EXPERTS

The consolidated financial statements of Atlas Air Worldwide Holdings, Inc. appearing in Atlas Air Worldwide Holdings, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2006 (including the schedule appearing therein), and Atlas Air Worldwide Holdings, Inc. management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2006 included therein, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements and management’s assessment are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC utilizing a “shelf” registration process, relating to the common stock described in this prospectus. This prospectus does not contain all of the information that is in the registration statement. We omitted certain parts of the registration statement for this prospectus as permitted by the SEC. We refer you to the registration statement and its exhibits for additional information about us and the securities that may be sold by the selling shareholders under this prospectus.

No person has been authorized to give any information or to make any representations other than those contained in this prospectus in connection with the offering made hereby, and if given or made, such information or representations must not be relied upon as having been authorized by us, any selling shareholder or by any other person. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create any implication that information herein is correct as of any time subsequent to the date hereof. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities covered by this prospectus, nor does it constitute an offer to or solicitation of any person in any jurisdiction in which such offer or solicitation may not lawfully be made.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

In this prospectus, we “incorporate by reference” the information we file with the SEC, which means that we can disclose important business, financial and other information to you in this prospectus by referring you to the documents containing this information. The information incorporated by reference is considered to be part of this prospectus, and information that we file with the SEC after the date of this prospectus will automatically update and supersede this information. However, any information contained herein shall modify or supersede information contained in documents we filed with the SEC before the date of this prospectus.

We incorporate by reference in this prospectus the documents listed below and any other documents we file with the SEC in the future (other than, in all cases, the portions of those documents deemed to be “furnished” to, and not “filed” with, the SEC) under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act until the offering of all the securities that may be offered by this prospectus is completed:

•	our Annual Report on Form 10-K for the year ended December 31, 2006 filed with the SEC on March 15, 2007;

•	our Current Reports on Form 8-K, filed with the SEC on January 16, 2007, February 16, 2007, February 27, 2007, March 7, 2007, March 19, 2007, March 22, 2007 and April 3, 2007; and

•	the description of our common stock which is contained in our registration statement on Form 8-A filed with the SEC on June 19, 2001 pursuant to Section 12 of the Exchange Act, including any subsequent amendments or reports filed for the purpose of updating that description.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available over the Internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facility:

Public Reference Room
100 F Street, N.E.
Room 1580
Washington, DC 20549

You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC, 100 F Street, N.E., Room 1580, Washington, DC 20549. Please call 1-800-SEC-0330 for further information on the operations of the public reference facility and copying charges.

We will furnish without charge to each person to whom a copy of this prospectus is delivered, upon written or oral request, a copy of the information that has been incorporated into this prospectus by reference but not delivered with the prospectus (except exhibits, unless they are specifically incorporated into this prospectus by reference). You should direct any requests for copies to:

Atlas Air Worldwide Holdings, Inc.
2000 Westchester Avenue
Purchase, New York 10577
Ph: (914) 701-8000
Attention: Adam R. Kokas, Senior Vice President, General Counsel & Secretary

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth the various expenses in connection with the sale and distribution of the securities being registered. We will bear all of the expenses shown below.

Securities and Exchange Commission registration fee	$13,623.10
Printing and engraving expenses*	6,000
Legal fees and expenses*	60,000
Accounting fees and expenses*	25,000
Miscellaneous*	5,737

Total*	$110,000

*	Estimated

Item 15.	Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (“DGCL”) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Section 145 further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor, against expenses actually and reasonably incurred in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or such other court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 102(b)(7) of the DGCL permits a corporation to include in its certificate of incorporation a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (relating to unlawful payment of dividends and unlawful stock purchase and redemption) or (iv) for any transaction from which the director derived an improper personal benefit.

Our certificate of incorporation provides that our directors shall not be liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director except to the extent that exculpation from liabilities is not permitted under the DGCL as in effect at the time such liability is determined. Our certificate of incorporation further provides that we shall indemnify our directors and officers to the fullest extent permitted by the DGCL.

We have obtained director and officer liability insurance under which, subject to the limitations of such policies, coverage will be provided (a) to our directors and officers against loss arising from claims made by reason of breach of fiduciary duty or other wrongful acts as a director or officer, including claims relating to public securities matters and (b) to us with respect to payments which may be made by us to these officers and directors pursuant to the above indemnification provision or otherwise as a matter of law.

We have also entered into indemnification agreements with our officers and directors, a form of which is incorporated herein by reference to Exhibit 10.30. The indemnification agreements provide our officers and directors with further indemnification to the maximum extent permitted by the DGCL.

Item 16.	Exhibits and Financial Statement Schedules.

Exhibits: The list of exhibits is set forth beginning on page II-6 of this Registration Statement and is incorporated herein by reference.

Item 17.	Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement, provided, however that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities and Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the

Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Purchase, State of New York, on the 16th day of April, 2007.

ATLAS AIR WORLDWIDE HOLDINGS, INC.

By	/s/ William J. Flynn
Name: William J. Flynn

Title:	President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned, being a director or officer of Atlas Air Worldwide Holdings, Inc., a Delaware corporation (the “Company”), hereby constitutes and appoints William J. Flynn, Michael L. Barna, John W. Dietrich and Adam R. Kokas and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign the Company’s Registration Statement on Form S-3, and any and all amendments thereto (including post-effective amendments), and to file the same, including any registration statement filed pursuant to Rule 462(b) under the Securities Act, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done so that such registration statement shall comply with the Securities Act and the applicable rules and regulations adopted or promulgated thereunder, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their substitute or resubstitute, may lawfully do or cause to be done by virtue hereof.

* * *

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons on April 16, 2007 on behalf of the Registrant and in the capacities indicated.

Signature	Capacity

/s/ Eugene I. Davis Eugene I. Davis	Chairman of the Board, Director

/s/ William J. Flynn William J. Flynn	President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ Michael L. Barna Michael L. Barna	Senior Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Gordon L. Hutchinson Gordon L. Hutchinson	Vice President and Controller (Principal Accounting Officer)

/s/ Robert F. Agnew Robert F. Agnew	Director

Signature	Capacity

/s/ Timothy J. Bernlohr Timothy J. Bernlohr	Director

/s/ Keith E. Butler Keith E. Butler	Director

/s/ Jeffrey H. Erickson Jeffrey H. Erickson	Director

/s/ James S. Gilmore III James S. Gilmore III	Director

/s/ Carol B. Hallett Carol B. Hallett	Director

/s/ Frederick McCorkle Frederick McCorkle	Director

EXHIBIT INDEX

Exhibit
Number		Description

2.1		Findings of Fact, Conclusions of Law, and Order Under 11 U.S.C. §§ 1129(a) and (b) and Fed. R. Bankr. P. 3020 Confirming the Final Modified Second Amended Joint Plan of Reorganization of Atlas Air Worldwide Holdings, Inc. and Its Affiliated Debtors and Debtors-in-Possession. (Incorporated by reference to the exhibits to the Company’s Current Report on Form 8-K dated July 26, 2004 (File No. 001-16545)).
2.2		Second Amended Disclosure Statement Under 11 U.S.C. 1125 In Support of the Debtors’ Second Amended Joint Chapter 11 Plan. (Incorporated by reference to the exhibits to the Company’s Current Report on Form 8-K dated July 26, 2004 (File No. 001-16545)).
4	.1.1	Certificate of Incorporation of the Company (Incorporated by reference to the exhibits to the Company’s Current Report on Form 8-K dated July 26, 2004 (File No. 001-16545)).
4	.1.2	Bylaws (Incorporated by reference to the exhibits to the Company’s Current Report on Form 8-K dated February 16, 2001 (File No. 0-25732)).
5	.1*	Opinion of Ropes & Gray, LLP.
10	.1.1*	Registration Rights Agreement, dated February 13, 2007, by and between the Company, HMC Atlas Air, L.L.C. and Harbinger Capital Partners Special Situations Fund, L.P.
10	.1.2*	Amendment to Registration Rights Agreement, dated March 12, 2007, by and between the Company, HMC Atlas Air, L.L.C. and Harbinger Capital Partners Special Situations Fund, L.P.
10.30		Form of Directors and Officers Indemnification Agreement (Incorporated by reference to the exhibits to the Company’s Current Report on Form 8-K dated November 14, 2005 (File No. 001-16545)).
23	.1 *	Consent of Ropes & Gray LLP (included in Exhibit 5.1).
23	.2 *	Consent of Independent Registered Public Accounting Firm.
24	.1 *	Power of Attorney (included in Part II of this registration statement).

*	Filed herewith.